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                                                                 EXHIBIT 10.35
                                NISOURCE INC.
                      DIRECTORS' CHARITABLE GIFT PROGRAM

1.      PURPOSE OF THE PROGRAM

        Under the NiSource Inc. Directors' Charitable Gift Program (PROGRAM), NiSource Inc. (COMPANY) will make a donation on behalf of each eligible Director, in the Director's name, to the eligible tax-exempt organization(s) (DONEE(s)) selected by the Director. The purpose of the Program is to acknowledge the service of the Company's Directors, to recognize the interest of the Company and its Directors in supporting worthy charitable organizations and institutions of higher learning and to enhance the Company's ability to continue to attract and retain highly qualified individuals to serve as Directors.

2.      ELIGIBILITY

        All persons serving as Directors of the Company as of January 1, 2001, other than Directors who are current or former employees of the Company or any of its subsidiaries, shall be eligible to participate in the Program. All Directors who join the Company's Board of Directors after that date, other than Directors who are current or former employees of the Company or any of its subsidiaries, shall be immediately eligible to participate in the Program upon election to the Board.

3.      DONATION AMOUNT

        While serving as a Director, the donation amount for a Director will be determined based on the Director's completed years of Board service, either prior to or after January 1, 2001, in accordance with the following schedule.

               ------------------------------------------------------------------
                        Completed Years                     Cumulative
                           of Service                        Donations
               ------------------------------------------------------------------
                          Less than 5                           $0
               ------------------------------------------------------------------
                              5-9                            $125,000
               ------------------------------------------------------------------
                           10 or more                        $250,000
               ------------------------------------------------------------------

        Notwithstanding this schedule, a Director who has completed at least five years of service will be treated as having served for 10 or more years if he or she terminates Board service as a result of death, disability or mandatory retirement.

4.      RECOMMENDATION OF DONATION

        At any time after a Director becomes eligible to participate in the Program, he or she may make a written recommendation to the Company, on a form provided by the Company for this purpose, designating the Donee(s) which he or she recommends as the recipient(s) of the Company donation to be made on his or her behalf. A Director may revise or revoke any such recommendation prior to payment of the donation by signing a new recommendation form and submitting it to the Company. Each eligible Director may choose one Donee or several Donees to receive a Company donation, provided that each Donee must be recommended to receive a donation of at least $25,000.

5.      DONEES

        To be eligible to receive a donation, a recommended organization must be a charitable organization or an accredited United States institution of higher learning and such charitable organization or institution of higher learning must initially, and at the time a donation is to be made, qualify to receive tax-deductible donations under the Internal Revenue Code. An


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        organization or institution will be approved unless it is determined, in the exercise of good faith judgment, that a donation to the organization or institution would be detrimental to the best interests of the Company. A Director's private foundation is not eligible to receive donations under the Program.

6.      TIMING OF DONATION

        Each donation made on a Director's behalf will be made by the Company as soon as is practicable after the Company receives the Director's recommendation, the Director completes the requisite number of years of service, and the Company confirms the eligibility of the Donee, or at such later date as the Director may specify.

7.      FUNDING AND PROGRAM ASSETS

        The Company currently intends not to fund the Program. However, if in the future the Company elects to fund the Program in any manner, neither the Directors nor their recommended Donee(s) shall have any rights or interests in any assets of the Company identified for such purpose. Nothing contained in the Program shall create, or be deemed to create, a trust, actual or constructive, for the benefit of a Director or any Donee recommended by a Director to receive a donation, or shall give, or be deemed to give, any Director or recommended Donee any interest in any assets of the Program or the Company.

8.      AMENDMENT OR TERMINATION

        The Board of Directors of the Company, may at any time, without the consent of the Directors participating or eligible to participate in the Program, amend, suspend or terminate the Program.

9.      ADMINISTRATION

        The Program shall be administered by the officers of the NiSource Charitable Foundation or any other employees of the Company or its subsidiaries designated by the Chairman of the Company (COMMITTEE). The Committee shall have plenary authority in its discretion, but subject to the provisions of the Program, to prescribe, amend and rescind rules, regulations and procedures relating to the Program. The determinations of the Committee on the foregoing matters shall be conclusive and binding on all interested parties.

10.     GOVERNING LAW

        The Program shall be construed, enforced and administered according to the laws of the State of Indiana, other than the conflicts of law provisions thereof.

11.     EFFECTIVE DATE

        The effective date of the Program is January 1, 2001. The recommendation of any individual Director will be effective when he or she completes and submits to the Committee a written recommendation on the form provided for that purpose.

12.     SUPERSEDES PREVIOUS PROGRAM

        The terms of this Program supersede the terms of a similar program that was adopted in 1994 by a predecessor to the Company (PREVIOUS PROGRAM). Donations made by the Company's predecessor on behalf of a particular Director under the Previous Program shall count against that Director's cumulative donations under section 3 of this Program.

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